UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2020

FEARLESS FILMS, INC.

(Exact name of registrant as specified in its charter)

                          Nevada000-31441           33-0921357

(State or other jurisdiction (Commission  (IRS Employer

     of incorporation)   File Number)Identification No.)

467 Edgeley Blvd., Unit 2, Concord, ONT L4K 4E9 Canada

(Address of principal executive offices)

Registrant's telephone number, including area code: (888) 928-0184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

FORM 8-K

When used in this Current Report on Form 8-K, the terms “company”, “Fearless Films,” “FERL”, “we,” “us,” “our” and similar terminology, reference Fearless Films, Inc.

Item 8.01  Other Events.

Due to ongoing delays brought on by the coronavirus COVID-19 pandemic, we have not filed our Form 10-K Annual Report for the year ended December 31, 2019. We have notified the OTCQB, where our shares are traded under the symbol FERL, that we will endeavor to complete and file the Annual Report by May 29, 2020.

On March 4, 2020, the U.S. Securities and Exchange Commission (the “SEC”) issued an order under Section 36 (Release No. 34-88318) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder. On March 25, 2020, the order was modified and superseded by a new SEC order (Release No. 34-88465), which provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (“COVID-19”) outbreak (the “SEC Order”). The SEC Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, if certain conditions are satisfied.

COVID-19 continues to impact countries, communities, businesses, and markets, as well as global financial markets. Although management cannot predict at this time whether COVID-19 will have a material impact on our company’s future financial condition and results of operations, we believe that it could have a bearing on our ability to follow through with our business plan for the next 12 months, including our ability to obtain necessary financing.

Our ability to complete and file our quarterly report for the three months ended March 31, 2020 has been impacted due to government imposed restrictions related to the COVID-19 outbreak and other factors, including the delay in filing of our 2019 Form 10-K. In reliance on the SEC Order, we will endeavor to file the quarterly report on Form 10-Q no later than 45 days from the original due date.

Below is a risk factor regarding COVID-19 that our shareholders and potential investors in Fearless Films should consider with respect to the impact of the COVID-19 pandemic on our business operations.

The occurrence of the COVID-19 pandemic may negatively affect our business, financial condition and results of operations.

We are in the early stages of developing our business plan of building a revenue-producing film service business and becoming an independent producer of television and movie content. Because our business is customer-driven, our revenue requirements will be reviewed and adjusted based on future revenues. Expenses associated with operating as a public company are included in management’s budget. The occurrence of an uncontrollable event such as the COVID-19 pandemic is likely to negatively affect our operations. A pandemic such as COVID-19 can result in social distancing, travel bans and quarantines, which can lead to limited access to customers, management, support staff, consultants and professional advisors. These, in turn, will not only impact our operations, financial condition and demand for our services and products, but our overall ability to react timely to mitigate the impact of the event. It may also substantially hamper our efforts to provide investors with timely information and our ability to comply with filing obligations with the SEC.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fearless Films, Inc.

Date:  May 13, 2020By: /s/ DENNIS DOS SANTOS

Dennis dos Santos

Chief Executive Officer